UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 4, 2021

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 400

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	HTBX	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

On June 4, 2021, Heat Biologics, Inc. (the “Company”) issued a press release announcing that Dr. Roger B. Cohen, MD, Professor of Medicine at the University of Pennsylvania Perelman School of Medicine, presented a poster of the latest HS-110 data at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting which is being held from June 4-8, 2021. At ASCO, Dr. Cohen presented a poster entitled “Interim results of viagenpumatucel-L (HS-110) plus nivolumab in previously treated patients (pts) with advanced non-small cell lung cancer (NSCLC) in two treatment settings”.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the Poster Presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The furnishing of the attached Poster Presentation is not an admission as to the materiality of any information therein. The information contained in the Poster Presentation is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this current report on Form 8-K, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release attached as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

The Company undertakes no duty or obligation to update or revise the information contained in this Current Report on Form 8-K, although it may do so from time to time if its management believes it is appropriate. Any such updating may be made through the filing of other reports or documents with the Securities and Exchange Commission, through press releases or through other public disclosures.

Item 8.01.  Other Events.

On June 4, 2021, the Company presented a poster at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting entitled “Interim results of viagenpumatucel-L (HS-110) plus nivolumab in previously treated patients (pts) with advanced non-small cell lung cancer (NSCLC) in two treatment settings” (the “Poster”). In a cohort of previously treated, checkpoint inhibitor naïve patients with advanced NSCLC (Cohort A, N = 47), the Company observed median overall survival (mOS) of 24.6 months. In patients who progressed after checkpoint inhibitor treatment (Cohort B, N = 68), the Company observed mOS of 11.9 months. Multiple subset analyses including injection-site reaction (ISR) and tumor PD-L1 expression were performed.

o	Significantly longer mOS was observed in patients with ISR compared with those without such a reaction for both Cohorts A and B.
o	Extended survival benefit was observed in PD-L1 positive patients in Cohort A.
o	A trend of improved overall survival was observed in patients with low blood tumor mutation burden in Cohort B.

A copy of the Poster is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description

99.1	Heat Biologics, Inc. Press Release

99.2	Poster Presentation “Interim results of viagenpumatucel-L (HS-110) plus nivolumab in previously treated patients (pts) with advanced non-small cell lung cancer (NSCLC) in two treatment settings. ”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2021	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer